UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

(Registrant’s telephone number, including area code) (877) 848-3866

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

Secondary Offering

On April 7, 2015, Lions Gate Entertainment Corp. (the “Company”) announced the commencement of an underwritten secondary public offering (the “Offering”) of 10,000,000 of the Company’s shares (the “Shares”) by certain investment funds affiliated with MHR Fund Management LLC. The investment funds expect to grant the underwriter a 30-day option (from the date of the underwriting agreement) to purchase up to an additional 1,500,000 Shares. The Company itself is not selling any Shares and will not receive any proceeds from the Offering.

On April 7, 2015, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Concurrent with the filing of this report on Form 8-K, the Company is filing a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, which will include the language set forth in Schedule A. This language is subject to, and qualified in its entirety by, the full text of the prospectus filed as part of the Registration Statement.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit	Description of Document
99.1	Press release, dated April 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015

LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	General Counsel and Chief Strategic Officer

Schedule A

About Lions Gate Entertainment Corp.

Lions Gate is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, channel platforms and international distribution and sales. We operate primarily through two reporting segments: Motion Pictures and Television Production.

Motion Pictures

Our Motion Pictures segment includes revenues derived from the following:

•	Theatrical. Theatrical revenues are derived from the theatrical release of motion pictures, which are licensed to theatrical exhibitors on a picture-by-picture basis.

In fiscal 2014 (i.e., the twelve-month period ending March 31, 2014), we released 13 motion pictures theatrically, which included both Lions Gate and Summit Entertainment films developed and produced in-house, films co-developed and co-produced and films acquired from third parties. We intend to release approximately 13 to 15 motion pictures theatrically per year.

•	Home Entertainment. Home entertainment revenues are derived from releases of our own film and television productions and acquired or licensed films, including theatrical and direct-to-video releases, generated from the sale to retail stores and through digital media platforms. We distribute a library of approximately 16,000 motion picture titles and television episodes and programs. Home entertainment revenue consists of packaged media revenue and digital media revenue.

•	Television. Television revenues are primarily derived from the licensing of our theatrical productions and acquired films to the domestic cable, satellite and free and pay television markets.

•	International. International revenues are derived from the licensing and sale of our productions, acquired films, our catalog product and libraries of acquired titles from our international subsidiaries and revenues from our distribution to international sub-distributors, on a territory-by-territory basis.

•	Lions Gate UK. Lions Gate UK revenues are derived from the licensing and sale of our productions, acquired films, our catalog product and libraries of acquired titles by Lionsgate UK, our subsidiary located in the United Kingdom.

•	Motion Pictures – Other. Other revenues are derived from, among other things, the sales and licensing of domestic and worldwide rights of titles developed or acquired by our subsidiary, Mandate Pictures, to third-party distributors and to international sub-distributors, sales and licensing of music from the theatrical exhibition of our films and the television broadcast of our productions and the licensing of our films and television programs to ancillary markets.

Television Production

Our Television Production segment includes revenues derived from the licensing and syndication to domestic and international markets of one-hour and half-hour series, television movies, mini-series and non-fiction programming and home entertainment revenues consisting of television production movies or series. We currently produce, syndicate and distribute over 30 television shows on more than 20 networks and distribute hundreds of series worldwide.

We are a corporation organized under the laws of the Province of British Columbia, resulting from the merger of Lions Gate Entertainment Corp. and Beringer Gold Corp. on November 13, 1997. Beringer Gold Corp. was incorporated under the Business Corporation Act (British Columbia) on May 26, 1986 as IMI Computer Corp.

Lions Gate Entertainment Corp. was incorporated under the Canada Business Corporations Act using the name 3369382 Canada Limited on April 28, 1997, amended its articles on July 3, 1997 to change its name to Lions Gate Entertainment Corp., and on July 24, 1997, continued under the Business Corporation Act (British Columbia).

As of December 31, 2014, Lions Gate had, on a consolidated basis, total assets of $3.1 billion, total liabilities of $2.5 billion and shareholders’ equity of $0.7 billion.

Lions Gate’s shares are traded on the NYSE under the symbol “LGF.”

Corporate Information

The principal offices of Lions Gate are located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8 and at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. Our telephone numbers are (877) 848-3866 in Vancouver and (310) 449-9200 in Santa Monica. Additional information about Lions Gate and its subsidiaries is included in documents incorporated by reference in this prospectus.

Recent Developments

Lions Gate routinely reviews its guidance based on operating results, and we are currently tracking within the lower range of our previously stated Adjusted EBITDA guidance of between $1.2 and $1.3 billion over the three fiscal years ending March 31, 2017.

The foregoing preliminary estimates of our financial results have been prepared by management on the basis of currently available information. Management believes such preliminary estimates have been prepared on a reasonable basis. However, because currently available information is preliminary, such estimates should not be relied on as necessarily indicative of our actual financial results.

For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, see Appendix A to this prospectus.

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our preliminary estimates for Adjusted EBITDA for the three fiscal years ended March 31, 2017, and information provided in Appendix A hereto reconciling Adjusted EBITDA to net income for this period. These forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Our future financial performance is subject to the performance of our business and other factors affecting our company and our assets and liabilities. See “Cautionary Statement Regarding Forward-Looking Statements” and the risk factors described and referred to therein.

APPENDIX A

Lions Gate is herein providing a reconciliation of its guidance of generating Adjusted EBITDA of between $1.2 and $1.3 billion to net income over the three fiscal years ending March 31, 2017.

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding stock-based compensation, losses on extinguishment of debt, and unusual gains or charges, net. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights (“SARs”). EBITDA and Adjusted EBITDA are non-GAAP measures. A non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Presentation of Adjusted EBITDA as a non-GAAP financial measure is commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. The Company’s management believes Adjusted EBITDA to be a meaningful indicator of the Company’s performance, which provides useful information to investors regarding its financial condition and results of operations. While the Company’s management considers Adjusted EBITDA to be an important measure of operating performance, it should be considered in addition to, but not as a substitute for, net income and cash flow from operating activities and other measures of financial performance reported in accordance with GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

The following table sets forth the Adjusted EBITDA for the nine months ended December 31, 2014 and the reconciliation of the forward looking projected Adjusted EBITDA for the three fiscal years ending March 31, 2017.

	Nine Months Ended December 31, 2014	Three Years Ended March 31, 2017
	(Amounts in thousands)
	Actual	Low	High
Adjusted EBITDA	$283,087	$1,200,000	$1,300,000
Depreciation and amortization	(4,685)	(23,000)	(21,000)
Contractual cash based interest (1)	(29,546)	(130,000)	(120,000)
Noncash interest expense (1)	(10,048)	(33,000)	(28,000)
Loss on early extinguishment of debt (2)	(1,276)	NRE	NRE
Stock-based compensation (3)	(48,875)	NRE	NRE
Unusual gains (charges), net (4)	2,247	NRE	NRE
Interest and other income	2,188	2,000	3,000
Income tax provision	(30,865)	NRE	NRE

Net income	$162,227	NRE	NRE

NRE: Individual items are not reasonably estimated due to the nature of the items.

(1)	This estimate is based on our current run rate of interest for outstanding indebtedness as of December 31, 2014, adjusted for the recently announced refinancing of our variable rate Term Loan due 2020 with a 5% fixed rate Term Loan due 2022, and assumes that we issue no additional debt (other than periodic borrowings under lines of credit) and our cash flows are in line with expectations. These estimates could vary widely depending upon those factors and our capital and financing activities.
(2)	Any future debt extinguishments are subject to possible strategic alternatives available to the Company, the variability of the extent of the use of the Company’s cash flows to reduce its debt balances and possible conversion of certain of its debt instruments. We expect to record a loss on the early extinguishment of debt of approximately $10.4 million, driven by the early call premium and unamortized deferred financing costs written off, in connection with the refinancing of our variable rate Term Loan due 2020 with a 5% fixed rate Term Loan due 2022 during the quarter ended March 31, 2015.

(3)	Forecasting the Company’s future stock prices and volatility is inherently difficult, which impacts stock-based compensation.
(4)	In the past, we have incurred costs related to certain corporate defense charges associated with a shareholder activist matter and acquisition related costs, which would be examples of unusual items. The amount in the nine months ended December 31, 2014 includes restructuring charges primarily consisting of severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom, the gain from the sale of an equity method investment and theatrical marketing expense for third-party titles that we funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to us).